Exhibit 1.1

[   ] Shares(1)

ALERUS FINANCIAL CORPORATION

Common Stock

UNDERWRITING AGREEMENT

[        ], 2019

Raymond James & Associates, Inc.

As Representative of the Several Underwriters

listed on Schedule I hereto

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

Alerus Financial Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of [   ] shares of the Company’s Common Stock,  par value $1.00 per share (the “Common Stock”).  The aggregate of [  ] shares to be purchased from the Company are called the “Firm Shares.”  In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional [   ] shares of Common Stock (the “Additional Shares”) to cover over-allotments by the Underwriters, if any.  The Firm Shares and the Additional Shares are collectively referred to in this agreement (this “Agreement”) as the “Shares.” Raymond James & Associates, Inc. is acting as the representative of the several Underwriters and in such capacity is referred to in this Agreement as “you” or the “Representative.”

The Company and the Underwriters agree that up to [   ]% of the Firm Shares (the “Directed Shares”) shall be reserved for sale by the Underwriters to [certain eligible officers, directors, employees, business associates and other persons having relationship with] the Company and its subsidiaries (collectively, the “Directed Share Participants”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. To the extent that such Directed Shares are not orally confirmed for purchase, and subject to an agreement to purchase, by the Directed Share Participants by 11:59 p.m. St. Petersburg, Florida time on the first business day after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

(1)  Plus an additional [   ] shares subject to Underwriters’ over-allotment option.

The Company wishes to confirm as follows its agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company.

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-1 (File No. 333-[   ]), including a prospectus subject to completion, relating to the Shares. Such registration statement, as amended, including the financial statements and exhibits thereto, at the time when it was declared effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.” The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement is declared effective, the prospectus as so filed, is referred to in this Agreement as the “Prospectus.” If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-1 (File No. 333-[   ]) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission, as such prospectus is amended from time to time until the date of the Prospectus, is referred to in this Agreement as the “Preliminary Prospectus.” For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Common Stock. “Time of Sale Information” shall mean the Preliminary Prospectus together with the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

2. Agreements to Sell and Purchase. Upon the terms and conditions set forth herein, Company agrees to issue and sell an aggregate of [   ] Firm Shares to the Underwriters.  Upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $[   ] per Share (the “Purchase Price per Share”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

The Company hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Company, up to [   ] Additional Shares at a purchase price equal to the Purchase Price per Share. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares. The option to purchase Additional Shares may be exercised at any time within 30 days after the date of the Prospectus, but no more than once.

3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement has been declared effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

Not later than 12:00 p.m., St. Petersburg, Florida time, on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.

4. Delivery of the Shares and Payment Therefor. The closing for the purchase of the Firm Shares shall take place at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida at 10:00 a.m., St. Petersburg, Florida time, on [   ], 2019, or such other place, time and date not later than 1:30 p.m., St. Petersburg, Florida time, on [   ], 2019 as the Representative and the Company may agree (the time and date of such closing are called the “Closing Date”).

The closing for the purchase of any Additional Shares to be purchased by the Underwriters shall take place at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representative on behalf of the Underwriters to the Company, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Shares as to which the Underwriters are exercising the option and (ii) the names and denominations in which the Additional Shares are to be registered. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between you and the Company.

Certificates or book-entries for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., St. Petersburg, Florida time, not later than the second full business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates, if any, shall be made available to you in St. Petersburg, Florida for inspection and packaging not later than 9:30 a.m., St. Petersburg, Florida time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates or book-entries evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds to accounts specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company. Payment for the Shares sold by the Company hereunder shall be delivered by the Representative to the Company. The Company shall deliver the Firm Shares and any Additional Shares through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the Purchase Price per Share for the Firm Shares and the Additional Shares, if any, that the Underwriters have agreed to purchase. Raymond James & Associates, Inc., individually and not as Representative of the Underwriters, may, but, subject to Section 12, shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5. Covenants and Agreements. The Company covenants and agrees with the several Underwriters as follows:

(a) The Company will use its best efforts to cause the Registration Statement and any amendments thereto to be declared effective, if it has not already been declared effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has been declared effective and the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if the prospectus included in the Registration Statement omits information in reliance upon Rule 430A under the Act, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes, and (v) within the period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer (the

“Prospectus Delivery Period”), of any change in the Company’s condition (financial or other), business, prospects, properties or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) under the Act within the time period required by Rule 424(b).

(b) Upon written request, the Company will furnish to you, without charge, two signed duplicate originals of the Registration Statement, or certified copies thereof, as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

(c) The Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Representative, be required by the Act or requested by the Commission.

(d) The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel to the Underwriters for review prior to its filing with the Commission and will not file any proposed amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus which the Representative reasonably object, unless the Company reasonably determines such amendment or supplement is required by law.

(e) The Company will not make any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus without your express prior written consent.

(f) The Company will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5(h) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus that was most recently furnished by the Company.

(h) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time during the Prospectus Delivery Period, and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement; provided the Representative shall have advised the Company in writing if such distribution has not been completed on or prior to the date referenced in the following clause (ii), or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(a)(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5(a) hereof, file with the Commission and, if applicable, use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(i) During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act (as defined herein) in the manner and within the time periods required by the Exchange Act.

(j) The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the Company is notified that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing. If required, the Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading and will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for so long as is required for the distribution of the Shares.

(k) The Company will timely file such periodic reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(l) During the five-year period beginning on the date hereof, the Company will promptly furnish to you and, upon your request, to each of the other Underwriters, (i) a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to stockholders or filed with the Commission, FINRA, [the Nasdaq Capital Market] (“Nasdaq”) or any national securities exchange and (ii) from time to time such other information concerning the Company as you may reasonably request; provided the Company’s obligation pursuant to this Section 5(l) shall be deemed to have been satisfied to the extent such documents or reports are filed or furnished on EDGAR or made available on the website of the Company or of Alerus Financial, National Association, a national banking association (the “Bank”).

(m)                             The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(n) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), the Company will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by the Company during the Lock-Up Period) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Common Stock issued or issuable pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof, copies of which have been made available to the Underwriters, or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options, rights or warrants pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof, in each case, copies of which have been made available to the Underwriters), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement (other than a registration statement on Form S-8 or Form S-4), including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative on behalf of the Underwriters; provided that this sentence shall not apply to (A) the Shares to be sold pursuant to this Agreement, or (B) any shares of Common Stock issued or issuable in connection with any merger, consolidation, joint venture, strategic alliance or other similar transaction with another company, provided that the recipient of such shares of Common Stock agrees to be bound in writing by an agreement of the same remaining duration and terms as set forth in this Section 5(n).  The Company shall cause each individual set forth on Schedule IV hereto to furnish to the Representative, prior to the date hereof, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(o) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited quarterly interim consolidated financial statements of the Company and its subsidiaries for any quarterly period subsequent to the periods covered by the financial statements appearing in the Prospectus.

(p) The Company will not at any time during the Lock-Up Period, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(q) The Company will use its best efforts to qualify the Shares for listing and, for a period of not less than three years, to maintain the listing of the Shares on the Nasdaq.

(r) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and, should the Underwriters request, will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. Written Testing-the-Waters Communications” means the Written Testing-the-Waters Communications, if any, listed on Schedule III hereto.

6. Certain Agreements of the Underwriters.  Each Underwriter hereby represents and warrants to, and agrees with, the Company that:

(a) It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in any Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule II or prepared pursuant to Section 5(d), (e) or (f), above (including any electronic road show approved in advance by the Company), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission[; provided that Underwriters may use a term sheet substantially in the form of Exhibit [•] hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet].

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(d) It has not engaged in any Testing-the-Waters Communications.

7. Representations and Warranties. The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Common Stock, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405 under the Act).

(b) The Registration Statement conformed, and any amendment to the Registration Statement filed after the date hereof will conform, in all material respects when filed, to the requirements of the Act. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b), to the requirements of the Act.

(c) The Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with [the information in the first sentence under the heading “Underwriting—Commissions and Expenses,” the information in the first and ninth sentences under the heading “Underwriting—Stabilization” and the information in the first sentence under the heading “Passive Market Making,”] in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(d) The Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with the Underwriter Information.

(e) The Time of Sale Information does not, and will not at the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with the Underwriter Information. For the purposes of this Agreement, the “Applicable Time” is [   ] [a.m./p.m.], St. Petersburg, Florida time, on [   ], 2019.

(f) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 under the Act), when considered together with the Time of Sale Information at the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with the Underwriter Information.

(g) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied or will comply with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act. The Company has not made any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Act) in connection with the offering of the Shares will not be required to be filed pursuant to the Act or alternatively, shall timely file such road show pursuant to the Act.

(h) The capitalization of the Company is and will be as set forth in the Prospectus as of the date set forth therein. All the outstanding shares of Common Stock of the Company have been, and as of the Closing Date and the Additional Closing Date, as the case may be, will be, duly authorized and validly issued, fully paid and nonassessable and free of any preemptive or similar rights; except as set forth in the Time of Sale Information and the Prospectus, the

Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto); and the delivery of certificates or book-entries for the Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance or defect in title, to the several Underwriters purchasing such shares in good faith and without notice of any lien, claim or encumbrance. The certificates, if any, for the Shares being sold by the Company are in valid and sufficient form.  There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register the offer or sale of any securities of the Company owned or to be owned by such person.

(i) The Company is in good standing in Delaware and is duly registered and qualified to conduct its business and is in good standing in each other jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except, in the case of such other jurisdictions or places, where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The activities of the Company’s subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Federal Reserve set forth in Title 12 of the Code of Federal Regulations. Each of the Company and its subsidiaries is duly organized and validly existing as a corporation, limited liability company or other organization in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto). The Bank, which is the Company’s principal subsidiary bank, has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States, and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or to be in good standing has not had or will not have a Material Adverse Effect. The activities of the Bank are permitted under the laws and the rules and regulations applicable to banks chartered under the laws of the United States. Each other subsidiary of the Company is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification except where the failure to so register or qualify has not had or will not have a Material Adverse Effect. The deposit accounts of the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”).

(j) The issued shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as described in the Registration Statement, the Time of Sale Information and Prospectus, are owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims. The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except as set forth in Exhibit 21 to the Registration Statement or that are not required to be set forth in such Exhibit. As used in this Agreement, subsidiaries shall mean direct and indirect subsidiaries of the Company.

(k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which would individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Act. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (x) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (y) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company under any of such contracts, in each case that could result in a Material Adverse Effect.

(l) Neither the Company nor any of its subsidiaries, including the Bank, is (A) in violation of (1) its certificate or articles of incorporation or association or bylaws, or other organizational documents, except, in the case of the Company’s subsidiaries other than the Bank, as would not result in a Material Adverse Effect, (2) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect or (3) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, except as would not result in a Material Adverse Effect; or (B) in default in the performance of any obligation, agreement or condition contained in (1) any bond, debenture, note or any other evidence of indebtedness or (2) any agreement, indenture, lease or other instrument  to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound (each of the documents and instruments described in clauses (B)(1) and (B)(2), an “Existing Instrument”), which default would have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default, except, in each case, for events of default that would not result in a Material Adverse Effect.

(m) The Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and this Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery of this Agreement by the Representative, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (x) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (y) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(n) None of the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (A) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (“Governmental Authority”) (except such as may be required for the registration of the offer and sale of the Shares under the Act, the listing of the Shares for trading on Nasdaq, the registration of the Common Stock under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, to the extent required, effected in accordance with this Agreement, and except  for FINRA’s clearance of the underwriting terms of the offering contemplated hereby as required under the applicable rules of FINRA), (B) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s certificate of incorporation or the Company’s bylaws or any Existing Instrument, (C) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (D) results in a breach of, or default or Debt Repayment Triggering event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except in each case for such conflicts, breaches, defaults, liens, charges, encumbrances or failures to obtain required consents that would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(o) Except as described in the Time of Sale Information and the Prospectus, and except for options to purchase capital stock issued pursuant to the Company’s [Alerus Financial Long-Term Incentive Plan and Alerus Financial Corporation 2009 Stock Plan], neither the Company nor any of its subsidiaries has outstanding, and at the Closing Date and the Additional Closing Date, as the case may be, will not have outstanding, any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(p) CliftonLarsonAllen LLP, the certified public accountants who have certified the financial statements (including the related notes thereto) filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

(q) The financial statements, together with related notes, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly, in all material respects, the financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments; and the other financial and statistical information and data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement.

(r) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), since the date of the most recent audited financial statements of the Company included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), (A) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent (including any off-balance sheet obligations), or entered into any material transaction that is not in the ordinary course of business, (B) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (C) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor any of its subsidiaries is in default under the terms of any class of capital stock or any outstanding debt obligations, (D) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business), and (E) there has been no change or development that could reasonably be expected to have a Material Adverse Effect.

(s) All offers and sales of the Company’s capital stock and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(t) The Shares have been approved for inclusion on the Nasdaq under the symbol “ALRS”, subject to any required official notice of issuance of the Shares being sold by the Company, and upon consummation of the offering contemplated hereby the Company will be in compliance with the designation and maintenance criteria applicable to Nasdaq issuers.

(u) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not, during the Lock-Up Period, take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or that would result in a violation of Regulation M under the Exchange Act.

(v) The Company and each of its subsidiaries have filed all tax returns required to be filed through the date hereof or have timely requested extensions thereof (other than tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), and neither the Company nor any subsidiary is in default in the payment of any taxes that were payable pursuant to said returns except for cases in which the failure to file or pay would not result in a Material Adverse Effect, and except for such taxes, if any, as are being contested in good faith and as to which the Company has established adequate reserves. Except as disclosed in the Time of Sale Information and the Prospectus or that would not have a Material Adverse Effect, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled. On the Closing Date and the Additional Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid in connection with the sale of the Shares to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

(w) Except as set forth in the Time of Sale Information and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement that are not so disclosed. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary, on the other hand, that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(x) The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).  The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Time of Sale Information and the Prospectus will not be required, to register as an “investment company” under the 1940 Act or an entity “controlled” by an “investment company” within the meaning of the 1940 Act.

(y) Each of the Company and its subsidiaries has good and valid title to all property (real and personal) described in the Time of Sale Information and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (x) such as are described in the Time of Sale Information and the Prospectus or (y) such as would not result in a Material Adverse Effect. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate would not result in a Material Adverse Effect.

(z) Each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have any such permit has not had and will not have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in compliance with and not in violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, except, in each case, as would not to result in a Material Adverse Effect; and such permits contain no restrictions that are burdensome to the Company or any of its subsidiaries, such that they would result in a Material Adverse Effect.

(aa) All disclosures contained in the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Act, to the extent applicable.

(bb) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorizations, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; neither the Company’s independent auditors nor the Audit Committee of the Board of Directors of the Company is aware of: (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law);.

(cc)  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to comply with the requirements of the Exchange Act applicable to the Company and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; the Company and its subsidiaries are, and the Company has taken all necessary actions to ensure that the Company’s directors and officers in their capacities as such are, each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act, and the rules and regulations of the Commission and Nasdaq promulgated thereunder; and, to the knowledge of the Company, the Company’s directors or officers, in their capacities as such, are each in compliance in all material respects with Section 402 of the Sarbanes-Oxley Act and the rules and regulations of the Commission promulgated thereunder.

(dd) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action with respect to the Company or its subsidiaries, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith.

(ee) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ff) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act of 1970, as amended, the “United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (the “Patriot Act”) or the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. [Except as described in the Registration Statement, the Time of Sale Information and Prospectus, the] Company is not aware that any key employee or significant group of employees of the Company or any of its subsidiaries plans to terminate employment with the Company or any of its subsidiaries.  Except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries has engaged in any unfair labor practice, (B) there is (1) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (2) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries, and (3) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries, and (C) to the Company’s knowledge, (1) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (2) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries.

(hh) The Company and its subsidiaries (A) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Neither the Company nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(ii) Each of the Company and its subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its subsidiaries conduct all or any material part of its business, and the Company has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or have a license or right to use any such Intellectual Property has not and is not reasonably expected to have a Material Adverse Effect; there is no claim pending against the Company or its subsidiaries with respect to any Intellectual Property and the Company and its subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party, in each case except as would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(jj) The Company has procured Lock-Up Agreements from each of the individuals set forth on Schedule IV hereto.

(kk) To the Company’s knowledge, there are no affiliations or associations between (A) any member of FINRA and (B) the Company or any of the Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(ll) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

(mm)  The Company and its subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(nn)  Each of the Company and its subsidiaries is in compliance in all material respects with all applicable laws, rules and regulations (including, without limitation, all applicable regulations and orders) of, or agreements with, any Governmental Authority, including any Governmental Authority having supervisory or regulatory authority with respect to the Company or any of its subsidiaries or their respective businesses, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act and Title III of the Patriot Act, to the extent such laws or regulations apply to the Company or its subsidiaries, as applicable, other than, in each case, where such failures to comply would not, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement or any such Regulatory Agreement is pending or threatened; the

Company and its subsidiaries are each in substantial compliance with any Regulatory Agreements; there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, currently results in or is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any Governmental Authority having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.  Notwithstanding anything in this Agreement to the contrary, the Company makes no representations or warranties with respect to the nature or character of any fact or information that constitutes confidential supervisory information under applicable law, or the regulations, rules, guidance or interpretations of any Regulatory Agency.

(oo)  The statistical and market related data contained in the latest dated of the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(pp)  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(qq)  From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(rr)  The Company (i) has not alone engaged in any Testing-the-Waters Communications and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(ss) The Company has filed publicly on EDGAR at least 15 calendar days prior to any road show, any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Shares.

(tt)  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Bank is not prohibited, directly or indirectly, under any statute, law, rule, regulation, directive, order, agreement or other instrument to which it is a party or is subject, or otherwise, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company.

(uu)  The Company has not offered, or caused the Underwriters or the Representative to offer, Directed Shares to any Directed Shares Participant or any other person with the specific intent to unlawfully influence (A) a customer or supplier of the Company or the Bank to alter the customer’s or supplier’s level or type of business with the Company or the Bank, or (B) a trade journalist or publication to write or publish favorable information about the Company or the Bank or its products or services.

(vv)  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and its subsidiaries has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. Neither the Company nor any of its subsidiaries or any of their respective directors, officers or employees has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect and, except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(ww)  The Bank (A) complies in all material respects with the Privacy Statements (as defined below) as applicable to any given set of personal information collected by the Bank from Individuals (as defined below), (B) complies in all material respects with all applicable federal, state, local and foreign laws and regulations regarding the collection, retention, use, transfer or disclosure of personal information, and (C) takes reasonable measures as are customary in the business in which the Bank and its subsidiaries are engaged to protect and maintain the confidential nature of the personal information provided to the Bank by Individuals in accordance with the terms of the applicable Privacy Statements. To the Company’s knowledge, no claim or controversy has arisen or been threatened regarding the Privacy Statements or the implementation thereof. As used herein, “Privacy Statements” means, collectively, any and all of the Bank’s privacy statements and policies published on the Bank’s websites or products or otherwise made available by the Bank regarding the collection, retention, use and distribution of the personal information of an individual, including, without limitation, from visitors or users of the Bank’s websites or products (“Individuals”).

(xx)  No subsidiary of the Company is required to be registered, licensed or qualified as a broker-dealer or investment advisor with the Commission or under any similar state laws. The Company is not required to be registered as a futures commission merchant, commodities trading adviser, commodity pool operator or introducing broker under the Commodities Exchange Act or any similar state laws.

8. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following expenses incidental to the performance of its obligations under this Agreement: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the offer and sale of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5(j), all expenses in connection with any necessary qualification of the Shares for offering and sale under state securities laws or Blue Sky laws and the preparation, printing and distribution of a Blue Sky Memorandum, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares and the reasonable attorneys’ fees and out-of-pocket expenses of counsel for the Underwriters in connection therewith, provided, that the maximum aggregate amount that the Company shall be required to pay or reimburse pursuant to clauses (iii) and (iv) shall be $10,000; (v) the fees and expenses associated with listing the Shares on Nasdaq; (vi) the cost of preparing any stock certificates; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; (ix) all other fees, costs and expenses of the Company referred to in Part II, Item 13 of the Registration Statement; (x) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in the “roadshow” for the offering contemplated hereby; (xi) all fees and expenses of the Underwriters in connection with matters relating to the Directed Shares, including any related reasonable fees and disbursements of counsel for the Underwriters, (xii) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of information or materials relating to the Directed Shares; and (xiii) up to $150,000, if the offering of the Firm Shares contemplated hereby shall close, or $50,000 otherwise, in each case minus the amount of expenses incurred by the Underwriters and otherwise paid or reimbursed by the Company, of all other documented out-of-pocket costs and expenses incurred by the Underwriters in connection with the offering of the Shares contemplated hereby which are not otherwise specifically provided for in this Section (including but not limited to the fees and disbursements of their legal counsel, all related travel costs, document production, background checks, data room and other similar expenses, all reasonable fees and expenses of other professional advisors that are pre-approved by Company, which approval shall not be unreasonably withheld, conditioned or delayed). Except as provided in this Section 8 and in Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

9. Indemnification and Contribution.

Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, partners, employees and agents of each Underwriter, the affiliates (as such term is defined in Rule 501(b) under the Act) (each an “Affiliate”) of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the Underwriter Information; provided, however, that with respect to any untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or to any officer, director, employee or agent of any Underwriter) from whom the person asserting any such Damages purchased the Shares concerned if both (A) a copy of the Time of Sale Information was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the Act and (B) the untrue statement or omission in the Preliminary Prospectus was corrected in the Time of Sale Information.

In connection with the offer and sale of the Directed Shares, the Company agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all Damages arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Directed Shares Participants in connection with the offering of the Directed Shares or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) are caused by the failure of any Directed Shares Participant to pay for and accept delivery of Directed Shares which have been properly confirmed for purchase by any Directed Shares Participant by 11:59 p.m., St. Petersburg, Florida time, on the first business day after the date of this Agreement, or (iii) are related to, or arise out of or in connection with, the offering of the Directed Shares, provided, however, that with respect to any untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or to any officer, director, employee or agent of any Underwriter) from whom the person asserting any such Damages purchased the Shares concerned if both (A) a copy of the Time of Sale Information was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the Act and (B) the untrue statement or omission in the Preliminary Prospectus was corrected in the Time of Sale Information. The indemnification in this paragraph and the preceding paragraph shall be in addition to any liability that the Company may otherwise have.

If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof, and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Notwithstanding anything in this Agreement to the contrary, in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Each such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Company shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first and second paragraph of this Section 9.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company to each

Underwriter, but only with respect to the Underwriter Information. If any action or claim shall be brought or asserted against the Company, any of its directors, any of its officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company by the immediately preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel, and the fees and expenses of counsel to the Company, shall be at such Underwriter’s expense), and the Company, its directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

In any event, the Company will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

If the indemnification provided for in this Section 9 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the number of Additional Shares purchased and the per share amounts set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint.

Notwithstanding the third paragraph of this Section 9, any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 9 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

10. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

(a) The Registration Statement shall have become effective not later than 12:00 noon, St. Petersburg, Florida time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representative, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

(b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus,

(i) there shall not have been any change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth in the Registration Statement, the Time of Sale Information or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or its subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby.

(c) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP (“BFKN”), counsel to the Company, substantially to the effect as is set forth on Exhibit B attached hereto.

(d) [Reserved].

(e) You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Squire Patton Boggs (US) LLP, as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(f) You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from (i) the firm of CliftonLarsonAllen LLP, independent certified public accountants, and (ii) the Chief Financial Officer of the Company, substantially in the forms heretofore approved by you.

(g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iii) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (iv) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date and signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 10(g) and in Sections 10(b) and 10(h) hereof.

(h) The Company shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

(i) The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(j) At or prior to the Closing Date, you shall have received an executed Lock-Up Agreement from each of the individuals set forth on Schedule IV hereto.

(k) At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby, if such letter is required by applicable laws or regulations.

(l)  The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq, subject to official notice of issuance.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 10, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 10 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c) and (e) shall be revised to reflect the sale of Additional Shares.

If any of the conditions hereinabove provided for in this Section 10 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

11. Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.

12. Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, or if any one or more of the Underwriters shall fail or refuse to purchase Additional Shares with respect to which the Underwriters have exercised their option to purchase, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may agree with such non-defaulting Underwriters, to purchase the Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter or Underwriters failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected.  Any action taken under this Section 12 shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

13.  Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or Nasdaq, (ii) trading in securities generally on the NYSE or Nasdaq shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telephone or electronic mail and shall be subsequently confirmed by letter.

14.                               Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i)                           to the Company or the Bank:

c/o Alerus Financial Corporation

401 Demers Avenue

Grand Forks, North Dakota 58201

Attention: [   ]

with a copy (which shall not constitute notice pursuant to this Section 14) to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street

Chicago, Illinois 60606

Attention: Joseph T. Ceithaml

(ii)                        to the Underwriters:

c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Attention: General Counsel, Equity Capital Markets

with a copy (which shall not constitute notice pursuant to this Section 14) to:

Squire Patton Boggs (US) LLP

201 East Fourth Street, Suite 1900
Cincinnati, Ohio 45202
Attention: James J. Barresi

15.                               Governing Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.                               No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Company acknowledges and agrees that (i) in connection with the offering of the Shares and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not acting as the agent, fiduciary advisor, expert or otherwise of the Company, any of its subsidiaries, or its managers, employees or creditors or any other party; (ii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Shares except the obligations expressly set forth in this Agreement, including, without limitation, with respect to the public offering price of the Shares; (iii) the relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Shares was established by the Company and the Underwriters based on discussions and arms’ length negotiations and the Company understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; (v) notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company for the Shares and such interests may differ from the interests of the Company, and the Underwriters have no obligation to disclose, or account to the Company for any benefit they may derive from such additional financial interests; and (vi) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company hereby waives and releases, to the fullest extent permitted by the applicable law, any claims it may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, any of its subsidiaries, or its stockholders, managers, employees or creditors or any other party.

17.                               Research Analyst Independence. The Company acknowledges that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering contemplated by this Agreement that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by any

Underwriter’s investment banking division. The Company acknowledges that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

18.                               Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company, and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, entity firm or corporation, other than the Underwriters and the Company, and their respective successors and the controlling persons, agents, and officers and directors referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company, and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, entity, firm or corporation.  No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

19.                               Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

20.                               Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21.                               Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[22.                           Recognition of the U.S. Special Resolution Regimes.

(a)                                 In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                                 In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)                                  As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)                                     a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)                                  a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)                               a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.]

[Remainder of Page Intentionally Left Blank]

Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

ALERUS FINANCIAL CORPORATION

Name:
Title:

CONFIRMED as of the date first above mentioned, on behalf of the Representative and the other several Underwriters named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:
Authorized Representative

[Signature Page to Underwriting Agreement]

SCHEDULE I

Name	Number Firm Shares
Raymond James & Associates, Inc.	[ ]
D.A Davidson & Co.	[ ]
Piper Jaffray & Co.	[ ]

Total:	[ ]

SCHEDULE II

Issuer Free Writing Prospectus

SCHEDULE III

Permitted Written Testing-the-Waters Communications

SCHEDULE IV

Directors and Executive Officers Subject to Lock-up

EXHIBIT A

Form of Lock-up Agreement

Form of Lock-up Agreement

[•], 2019

RAYMOND JAMES & ASSOCIATES, INC.

As Representative of the Several Underwriters

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Re:         Alerus Financial Corporation (the “Company”) - Restriction on Stock Sales

Dear Sirs and Mesdames:

This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, as issuer, and Raymond James & Associates, Inc., the representative (the “Representative”) of certain underwriters (the “Underwriters”) to be named therein. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of Common Stock, $1.00 par value per share, of the Company (the “Shares”), as described in and contemplated by the registration statement of the Company on Form S-1, File No. 333-[•] (the “Registration Statement”), as filed with the Securities and Exchange Commission on [•] (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of stock, options, warrants or other securities of the Company (the “Company Securities”), that the Company complete the proposed Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned, pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of

1934, as amended (the “Exchange Act”) (collectively, the “Lock-Up Shares”), for a period commencing on the date hereof and ending 180 days after the date of the Company’s Prospectus first filed pursuant to Rule 424(b) under the Securities Act, inclusive (the “Lock-Up Period”), without the prior written consent of Raymond James & Associates, Inc. or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Securities Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Securities Act, including under the Registration Statement, in each case during the Lock-Up Period. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other similar transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to: (1) the Company Securities being offered in the prospectus included in the Registration Statement, including, for the avoidance of doubt, any such Company Securities beneficially owned by the undersigned; or (2) any grant or exercise of options or vesting of restricted stock or restricted stock units pursuant to the Company’s 2009 Stock Plan or the Company’s 2019 Equity Incentive Plan, including any withholding of Company Securities to satisfy the exercise price of outstanding options held by the undersigned or to satisfy tax obligations upon exercise or vesting of any such awards. Further, the undersigned may make a Disposition or transfer of Lock-Up Shares: (i) as a bona fide gift or gifts, charitable contributions or by will or intestate succession provided that the donee or donees agree to be bound in writing by the restrictions set forth herein for the balance of the Lock-Up Period; (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein for the balance of the Lock-Up Period; (iii) pledged in a bona fide transaction outstanding as of the date hereof to a lender to the undersigned, as disclosed in an appendix to this letter; (iv) pursuant to a qualified domestic order or divorce settlement, provided that the transferee agrees to be bound in writing by the restrictions set forth herein for the balance of the Lock-Up Period; or (v) with the prior written consent of the Representative; provided that, in the case of any Disposition, transfer, distribution or sale pursuant to clauses (i) through (iv), no filing under Section 16(a) of the Exchange Act during the Lock-Up Period shall be required or shall be voluntarily made in connection therewith (other than (x) a filing that reports solely one or more acquisitions of Company Securities or (y) a filing on a Form 5, Schedule 13D or Schedule 13G, or any amendment thereto, that is made after the expiration of the Lock-Up Period).  For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

2

In addition to the preceding paragraph and notwithstanding anything to the contrary herein, the undersigned may enter into an agreement or trading plan to allow brokerage sales of all or a portion of the Shares or Lock-Up Shares pursuant to Rule 10b5-1 of the Exchange Act, provided that (i) any such brokerage sales or transfers may not occur prior to the expiration of the Lock-Up Period, (ii) prior to the expiration of the Lock-Up Period, no public disclosure or filing under the Exchange Act or Rule 144 under the Securities Act by any party shall be required, or made, voluntarily reporting such agreement or trading plan, and (iii) the undersigned provides notice to the Representative upon entering into any such agreement or adopting any such trading plan.

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, or if the Company fails to enter into the Underwriting Agreement on or prior to April 1, 2020, this letter agreement shall terminate automatically.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

[name of securityholder]

3

EXHIBIT B

Opinion of Counsel for the Company to Be Delivered Pursuant to Section 10(c)

(i)                                     The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State  of Delaware and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect. The Bank has been duly organized and is validly existing as a national banking association authorized to transact the business of banking under the laws of the United States, and has corporate power and authority to own, lease and operate its material properties and conduct its business substantially as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto).

(ii)                                  Each of the Company’s subsidiaries is a corporation, limited liability company or other organization duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect; and all of the outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other subsidiaries, free and clear of any perfected security interest, or any other security interest, lien, adverse claim, equity or other encumbrance.

(iii)                               The capitalization of the Company conforms in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus under the caption “Capitalization” and the Shares conform in all material respects to the description of the Common Stock in the Time of Sale Information and the Prospectus.  Except as set forth in the Time of Sale Information and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.

(iv)                              All shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company, and no such rights will exist as of the Closing Date.

Exhibit B-1

(v)                                 To such counsel’s knowledge, all offers and sales of the Company’s securities have been made in compliance in all material respects with the registration requirements of the Act and other applicable state securities laws or regulations or applicable exemptions therefrom.

(vi)                              To the knowledge of such counsel after reasonable inquiry, neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or bylaws and is not in default in the performance of any obligation, agreement or condition contained in any bond, indenture, note or other evidence of indebtedness or any other agreement or obligation of the Company, where the default would have, individually or in the aggregate, a Material Adverse Effect.

(vii)                           Neither the offer, sale or delivery of the Shares by the Company, the execution, delivery or performance by the Company of this Agreement, compliance by the Company with all provisions hereof nor consummation by the Company of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws of the Company or any material agreement, indenture, lease or other instrument to which the Company is a party or by which any of its properties is bound or (B) creates or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or (C) violates or will result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree that is known to such counsel and is applicable to the Company or any of its properties.

(viii)                        Except as described in the Registration Statement, the Time of Sale Information or Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of such counsel, threatened, against or involving the Company or its subsidiaries, or the properties of either the Company or any of its subsidiaries: (A) which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor, to the knowledge of such counsel, is there any basis for any such action, suit, inquiry, proceeding or investigation; or (B) that are required to be described in the Registration Statement, the Time of Sale Information or Prospectus (or any amendment or supplement thereto) that are not described as required therein.

(ix)                              Such counsel has reviewed all agreements, contracts, indentures, leases or other documents or instruments described or referred to in the Registration Statement, the Time of Sale Information and the Prospectus, and such agreements, contracts (and forms of contracts), indentures, leases or other documents or instruments are fairly summarized or disclosed in all material respects therein, and filed as exhibits thereto as required, and such counsel does not know of any agreements, contracts, indentures, leases or other documents or instruments required to be so summarized or disclosed or filed that have not been so summarized or disclosed or filed.

(x)                                 No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and

Exhibit B-2

distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters under this Agreement.

(xi)                              The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the certificate of incorporation and bylaws of the Company and the General Corporation Law of the State of Delaware.

(xii)                           The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Registration Statement, the Time of Same Information and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(xiii)                        The Company has all requisite power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein.  The Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(xiv)                       The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, (A) such Shares will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company and (B) good and valid title to such Shares, free and clear of any claim, encumbrance or defect in title of any nature (other than any arising by or through the Underwriters), will pass to each Underwriter that has purchased any portion of such Shares in good faith and without knowledge of any such claim, encumbrance or defect.

(xv)                          The Registration Statement has been declared effective by the Commission under the Act.  To the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission.  Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).

(xvi)                       The Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Information, the Prospectus, including any document incorporated by reference therein, and each amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus, including any document incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included  or incorporated by reference therein or in exhibits to or excluded from the Registration Statement, the Time of Sale Information or the Prospectus, as to which no opinion

Exhibit B-3

need be given) comply as to form in all material respects with the requirements of the Act.

(xvii)                    The descriptions in the Registration Statement, the Time of Sale Information and the Prospectus of statutes, regulations or legal or governmental proceedings, insofar as they purport to summarize certain of the provisions thereof, are accurate in all material respects and fairly present the information required to be presented by the Act and the rules and regulations thereunder.

(xviii)                 The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal investor” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(xix)                       The Shares have been approved for listing on the [Nasdaq Capital Market].

(xx)                          The statements (i) in the Time of Sale Information and the Prospectus under the captions “Risk Factors—[        ],” “Description of Capital Stock,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity,” “Business—Legal Proceedings,” “Supervision and Regulation” “Certain Relationships and Related Party Transactions,” “Shares Eligible for Future Sale,” “Material United States Income Tax Considerations for Non-U.S. Holders” and “Underwriting”  and (ii) in Item 14 and Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company’s certificate of incorporation or bylaw provisions, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and the Underwriters are justified in relying thereon.  Copies of all such certificates shall be furnished to the Underwriters and their counsel on the Closing Date and the Additional Closing Date, as the case may be.

In addition to the opinion set forth above, such counsel shall state that during the course of his participation in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus and the amendments thereto, nothing has come to the attention of such counsel that has caused him to believe or given him reason to believe that the Registration Statement or any amendment thereto (except for the financial statements and other financial and accounting information contained therein or omitted therefrom as to which no opinion need be expressed), as of its effective date and each deemed effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Time of Sale Information, as of the Applicable Time, or the Prospectus, as of its date and the date of the opinion (except as aforesaid), contained or contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exhibit B-4